EXHIBIT 10.2.2

KEY EMPLOYEE STOCK OPTION AGREEMENT

Agreement dated as of January 25, 2006, between CHARMING SHOPPES, INC. (the "Company") and «first» «last» (the "Employee").

It is agreed as follows:

1. GRANT OF OPTION; VESTING AND EXPIRATION

The Company grants to the Employee, under and pursuant to the Company's 1988 Key Employees' Stock Option Plan, as amended and restated (the "Plan"), the option to purchase *«shares»* shares of its common stock, par value $.10 per share (the "Common Stock"), at a price of $1.00 per share. This option is a “409A Option” as defined in, and subject to, Section 5(g) of, the Plan.

Subject to all of the terms and conditions of this Agreement, this option will vest and become exercisable in three equal parts, each one-third part being referred to as a “tranche,” as follows:

Vesting Date	Number of Shares Purchasable Upon Exercise *	Stated Expiration Date
January 25, 2009	One-third of total	December 31, 2009
January 25, 2010	One-third of total	December 31, 2010
January 25, 2011	One-third of total	December 31, 2011

* Whole shares only; rounding will be downward until vesting of final tranche.

Note: Because each tranche of the option has a separate Stated Expiration Date, each tranche will be treated as a separate option in reports to Employee and in on-line plan account information. In other words, Employee will be treated for purposes of administration as having three options rather than one.

2. PERIOD IN WHICH EACH TRANCHE IS EXERCISABLE

(a) Except as otherwise specifically provided herein, each tranche of the option may be exercised from the date it becomes vested and exercisable as set forth in Section 1 above until 5:00 p.m. on the Stated Expiration Date (i.e., 5:00 p.m. on December 31 of the calendar year in which it became exercisable). Subject to Section 5(g)(ii) of the Plan and Section 7 hereof, at the end of the applicable exercise period, that tranche of the option (if not exercised earlier) will terminate.

(b) Notwithstanding the provisions contained in Sections 1 and 2(a) above, the Committee or the Board of Directors, in its sole discretion, may at any time, upon written notice to the Employee, accelerate the vesting of the option or any tranche thereof to a specified date so that this option shall become vested and exercisable at such date to the extent of all or any portion of the shares covered hereunder. Acceleration pursuant to this Section 2(b) shall be separate and independent from any acceleration pursuant to Section 6.. Any portion of the option that becomes vested and exercisable upon acceleration pursuant to this Section 2(b) may be exercised from the date it becomes exercisable until 5:00 p.m. on the later of December 31 of the calendar year in which it became exercisable or the date that is 74 days after the date the option became exercisable under this Section 2(b). Subject to Section 5(g)(ii) of the Plan and Section 7 hereof, at the end of the applicable exercise period, that portion of the option that became exercisable under this Section 2(b) will terminate.

3. EXERCISE PRICE

The exercise price of the option shall be payable in cash or by certified or bank cashier's check, provided, however, that, in lieu of payment in full in cash or by either such check, the exercise price or balance thereof may, with the approval of the Board or the Committee, upon written request of the Employee, be paid in full or in part by delivery and transfer to the Company of that number of shares of Common Stock otherwise owned by the Employee or being acquired by exercise of the option with an aggregate fair market value (based upon the reported trading price of the Company's Common Stock) equal to the aggregate exercise price of that number of shares for which the option is being exercised or for which payment is being made in stock, as the case may be.

4. TAX WITHHOLDING

Whenever shares of Common Stock are to be delivered upon exercise of the option, the Company shall be entitled to require as a condition of delivery that the Employee remit or, in appropriate cases, agree to remit when due an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto. The Company may require or permit the optionee to elect withholding of shares being acquired by exercise of the option with an aggregate fair market value (based upon the reported trading price of the Company’s Common Stock) not exceeding the amount of the mandatory taxes to be withheld upon exercise of the option.

5. METHOD OF EXERCISE

The option may be exercised as to any part of the shares which may then be purchased by delivery to and receipt by the Secretary of the Company at 450 Winks Lane, Bensalem, Pennsylvania 19020, of a written notice, signed by the Employee, specifying the number of shares which the Employee wishes to purchase, accompanied by payment of the exercise price therefor in accordance with Section 3. As soon as practicable after the receipt of such notice and payment, the Company shall deliver to the Employee a stock certificate for the shares so purchased, with any requisite legend affixed.

6. EXERCISE OF OPTION UPON A CHANGE OF CONTROL

(a) This option shall become exercisable to the extent determined pursuant to the Change of Control Option Formula described in Section 6(c) and the Employee shall have the right to purchase the number of shares subject to this option determined pursuant to the Change of Control Option Formula, without regard to the provisions of Sections 1 and 2, if the Employee's employment with the Company is terminated following a Change of Control for any reason other than voluntarily by the Employee. Any tranche of this option that had become exercisable under Sections 1 and 2 in the year of termination shall terminate at December 31 of the year of termination and any other portion of the option which is exercisable under this Section 6 will be exercisable in the year of termination and in any event for not less than 74 days following termination; in either case, at the end of such period of exercisability the option shall terminate (subject to applicable provisions of Section 7 hereof).

(b) For purposes of this Section 6, a "Change of Control" shall mean the occurrence of either of the following events:

(1) any "person" (as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), together with his or its "affiliates" and "associates" (as defined in Rule 12b-2 under the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, modified to include any shares that such person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, options or otherwise), directly or indirectly, of securities of the Company having 20% or more of the total number of votes entitled to be cast for the election of directors of the Company (an "Acquisition"), or

(2) as a result of, or in connection with, or within two years following any (i) tender or exchange offer, (ii) merger or other business combination, (iii) sale or other disposition of all or substantially all of the assets of the Company, (iv) reorganization, (v) proxy contest, or (vi) any combination of the foregoing transactions (each a "Transaction"), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor Company, except as may be caused by death, disability or normal retirement from the Board in accordance with the policy of the Company which is in effect as of the date of grant of this option.

A Change of Control shall not be deemed to have occurred if the Board of Directors, by action taken prior to the consummation or completion of an Acquisition or Transaction, shall have determined that such Acquisition or Transaction shall not constitute a Change of Control for purposes of all options then outstanding under the Plan. Such a determination with respect to an Acquisition or Transaction shall not be deemed to constitute a determination with respect to any subsequent Acquisition or Transaction.

(c) For purposes of this Section 6, the "Change of Control Option Formula" shall be (i) the product of (A) the total number of shares covered by this option , times (B) a fraction, the numerator of which shall be the lesser of (x) 5, or (y) the sum of the number of full or partial years that the Employee has been employed by the Company or any of its subsidiaries between the date of grant of this option and the date of termination plus one additional year, and the denominator of which shall be the number 5, less (ii) any shares as to which the option had become exercisable before termination in accordance with Sections 1 and 2.

(d) Following a Change of Control, the provisions of Section 8 shall no longer be applicable and the provisions of this Section 6 shall supersede the provisions of Section 7 except with respect to a voluntary termination of the Employee's employment with the Company and provisions relating to death and disability.

7. TERMINATION OF EMPLOYMENT

(a) This option, including each tranche) shall terminate at the time it ceases to be exercisable under this Section 7 following termination of employment or death, and shall be exercisable, to the extent indicated below, during the period, if any, between the occurrence of the termination of employment or other event specified below and the date designated for the termination of this option:

(i) if Employee has an involuntary termination of employment with the Company or any of its subsidiaries for reasons of moral turpitude, this option shall immediately terminate; provided, that this option may not be exercised during any period as to which the Company has given the Employee notice that the Company is investigating a claim that the Employee has engaged in acts of moral turpitude; or

(ii) if Employee has a voluntary or involuntary termination of employment with the Company or any of its subsidiaries for any reason (other than retirement governed by Section 7(a)(v)) at any time prior to the expiration of three years from the date of grant of this option, other than by reason of the Employee's death or permanent disability, this option shall immediately terminate; or

(iii) if Employee has a voluntary or, if for cause (other than for reasons of moral turpitude), an involuntary termination of employment with the Company or any of its subsidiaries at any time at or after the expiration of three years from the date of grant of this option (other than retirement governed by Section 7(a)(v)), this option shall terminate at the earlier of three months after such termination or December 31 of the year of termination during which post-termination period this option shall be exercisable only to the extent that it was exercisable at the date of the Employee's termination of employment; or

(iv) if Employee has an involuntary termination of employment for reasons other than cause, moral turpitude, death or disability with the Company or any of its subsidiaries at any time at or after the expiration of three years from the date of grant of this option, any tranche of this option that had become exercisable under Sections 1 and 2 in the year of termination shall terminate at the earlier of three months after such termination or December 31 of the year of termination, and Employee shall be entitled to exercise additional shares in accordance with the Option Formula for the greater of that same period or 74 days after termination; or

(v) if, with the consent of the Company (which may be given only in the year of termination), Employee has a normal retirement or early retirement pursuant to any retirement plan, Employee shall be entitled to exercise any tranche of this option that had become exercisable under Sections 1 and 2 in the year of retirement and additional shares in accordance with the Option Formula until the earlier of three months after such retirement or December 31 of the year of retirement, but in any event for not less than 74 days following retirement; or

(vi) in the event of Employee's death while employed by the Company or any of its subsidiaries, Employee’s legatee or legatees may exercise any tranche of this option that had become exercisable under Sections 1 and 2 in the year of death and additional shares in accordance with the Option Formula in the year of death and until March 15 of the year following the year of death ; or

(vii) in the event of Employee's death during the post-termination periods referred to in (iii), (iv) or (v) above, Employee’s legatee or legatees may exercise the option to the same extent provided in said (iii), (iv) or (v) above, respectively, in the year of termination and until March 15 of the year following the year of termination; or

(viii) in the event of termination of the Employee's employment with the Company or any of its subsidiaries by reason of the Employee's permanent disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986) if the Employee becomes permanently disabled while employed by the Company or any of its subsidiaries, the option shall be exercisable in full until March 15 of the year following the year of termination of employment.

(b) For purposes hereof, "cause" shall mean the Employee's chronic neglect, refusal or failure to fulfill his or her employment duties and responsibilities, other than for reasons of sickness, accident or other similar causes beyond the Employee's control. Such neglect, refusal or failure shall be determined in the sole and reasonable judgment of the Committee or the Board of Directors of the Company.

(c) For purposes hereof, "moral turpitude" shall mean the Employee's dishonesty or intentional wrongdoing committed against the Company, its agents or employees or otherwise in connection with his or her employment by the Company or conviction of a crime, whether or not in connection with employment, other than a traffic infraction or other minor violation. The Committee or the Board of Directors shall have the sole discretion to determine whether the employee has committed an act of moral turpitude.

(d) For purposes of this Section 7, the "Option Formula" shall be (i) the product of (A) the total number of shares covered by this option, times (B) a fraction, the numerator of which shall be the lesser of five (5) or the number of full or partial years that the Employee has been employed by the Company or any of its subsidiaries between the date of grant of this option and the date of termination of employment, and the denominator of which shall be the number five (5), less (ii) any shares as to which the option had become exercisable before termination in accordance with Section 1 and 2.

(e) If the option remains outstanding but unexercised at the date it would terminate following the death or disability of the optionee, and the option is then “in-the-money,” the option shall be automatically exercised in accordance with Section 5(g)(ii) of the Plan.

8. CHANGE IN JOB STATUS

Should the Employee's job classification change, and as a result of such change the Committee or the Board of Directors determines, in its sole discretion, that the Employee is no longer employed in a position which would enable him to contribute to the success of the Company on at least as great a level as that to which he was enabled by his prior job classification, then the Committee or the Board of Directors may immediately terminate all or a portion of this option.

9. TRANSFERABILITY OF OPTION The option shall not be transferable by the Employee in whole or in part other than by will or the laws of descent and distribution.

10. ADJUSTMENT OF NUMBER OF SHARES AND OPTION PRICE

(a) Subject to Section 6, if the outstanding shares of Common Stock are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company shall issue Common Stock as a dividend or upon a stock split, then the number and kind of shares subject to the option and the exercise price under the option shall be appropriately adjusted. However, no such adjustment shall change the total exercise price applicable to the unexercised portion of the option.

(b) Upon the effective date of the dissolution or liquidation of the Company, or of a reorganization, merger or consolidation of the Company with one or more other corporations in which the Company is not the surviving corporation, or of the transfer of substantially all of the assets or shares of the Company to another corporation, or of a reorganization, merger or consolidation of the Company with one or more other corporations in which the Company is the surviving corporation but as a result of which the Company's securities are no longer listed on a national securities exchange or included in the NASDAQ System or its then equivalent (any such transaction or any transaction have a substantially equivalent effect being referred to herein as a "Terminating Event"), the Plan and any option theretofore granted shall terminate, (except as provided in this Section 12(b)), unless provision is made in writing in connection with such Terminating Event for the continuance of the Plan and for the assumption of options theretofore granted, or the substitution for such options of new options covering the shares of the successor corporation, or a parent or subsidiary thereof, with such appropriate adjustments, as may be determined or approved by the Board of Directors, to the number and kind of shares subject to such substituted options and to the exercise price therefor in which event the Plan and the options theretofore granted or the new options substituted therefor, shall continue in the manner and under the terms so provided. Upon the occurrence of a Terminating Event in which provision is not made for the continuance of the Plan and for the assumption of options theretofore granted or the substitution for such options of new options covering the shares of a successor corporation or a parent or subsidiary thereof, each Employee (or such person's personal representative, estate or any person who acquired the right to exercise the option from such person pursuant to the Plan) shall be entitled, simultaneously with the effectiveness of any such Terminating Event, to surrender any such option to the Company in exchange for receipt of cash equal to (i) the difference between the fair market value of the shares with respect to which the option is then exercisable (based upon the reported trading price of the Company's Common Stock immediately before the Terminating Event) and (ii) the aggregate exercise price for such shares; provided, however, that to the extent any option is not then exercisable, the Employee (or such person's personal representative, estate or any person who acquired the right to exercise the option from such person pursuant to the Plan) shall be entitled to receive from the Company (if the Company is continuing to carry on its business) or the successor to the Company's business, as the case may be, subsequent to the effectiveness of any such Terminating Event, a cash payment equal to the difference between (i) the fair market value, as of the effectiveness of the Terminating Event, of those shares not subject to exercise upon effectiveness of the Terminating Event and (ii) the exercise price for such shares, as and when the Employee satisfies the conditions set forth in such option for succeeding installments of shares covered by the option to become exercisable, with employment conditions met by employment with either the Company or any successor to the Company's business.

11. RIGHTS AS SHAREHOLDER OR EMPLOYEE

The Employee shall have no rights as a shareholder in the shares subject to the option until exercise of the option, payment of the option price, and delivery to him or her of certificates for the shares. This Agreement shall not confer upon the Employee any right to continue as an employee of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate the Employee's employment at any time.

12. INVESTMENT REPRESENTATION

    Unless the shares to be acquired upon the exercise of the option may at the time of acquisition be lawfully sold to the Employee in accordance with a then currently effective registration statement or post-effective amendment under the Securities Act of 1933, the Employee shall provide the Company, as a condition to the delivery of any stock certificates, with appropriate evidence, satisfactory in form and substance to the Company, that he or she is acquiring the shares for investment and not with a view to the distribution of the shares or any interest in the shares and a representation to the effect that the Employee shall make no sale or other disposition of the shares unless (a) the Company shall have received an opinion of counsel satisfactory to it in form and substance that the sale or other disposition may be made without registration under the then applicable provisions of the Securities Act of 1933 and the related rules and regulations of the Securities and Exchange Commission, or (b) the shares shall be included in a currently effective registration statement or post-effective amendment under the Securities Act of 1933. The certificates representing the shares may bear an appropriate legend giving notice of the foregoing restriction on transfer of the shares.

13. SUBJECT TO PLAN

The option has been granted to the Employee under the Plan, the provisions of which are incorporated in this Agreement by reference. If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

14. BINDING EFFECT

This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. It may be modified only by a writing signed by the Company.

 15.  COMPLIANCE WITH CODE SECTION 409A

The terms of this agreement are intended to prevent optionee from incurring tax penalties and unintended constructive receipt of compensation under Code Section 409A prior to the date of exercise of the option. Accordingly, if any modification to the terms of this agreement is necessary in order to prevent such tax penalties and constructive receipt under Code Section 409A, including a more restricted exercise period, a six-month delay in exercisability if optionee is a “key employee” at the time of termination of employment and exercisability would be affected by such status as a “key employee,” or a restriction on the right of the Company to accelerate the time of exercisability, the terms of this agreement shall be automatically modified to the extent necessary to avoid such tax penalties and constructive receipt.

CHARMING SHOPPES, INC.

BY:__________________________________
Colin D. Stern
Executive Vice President

EMPLOYEE:

_____________________________________
«first» «last»